Exhibit 10.25


                                  July 14, 2005



Crimson Exploration Inc.
480 N. Sam Houston Parkway, Suite 300
Houston, Texas  77060
Attention: Chief Financial Officer

Re:      Credit Agreement

Gentlemen:

     You have advised us that Crimson Exploration Inc. (the "Company") is proposing to enter into a Credit Agreement (the "Credit Agreement") with Wells Fargo Bank, National Association ("Wells Fargo"). We understand that the Credit Agreement will provide for a first priority reserve based credit facility with no equity or reserve based incentives (a "Permitted Facility"), as permitted by
Section 4.21 of the Shareholders Rights Agreement (the "Shareholders Rights Agreement"), dated February 28, 2005, between us and the Company. We also understand that the obligations of the Company under the Credit Agreement will be secured by a lien on all the Company's and its subsidiaries' assets and, in connection therewith, the stock or membership interests, as the case may be, of your subsidiaries are required to be pledged to Wells Fargo, and the Company and its subsidiaries will be required to execute and deliver certain security agreements, mortgages, deeds of trust and such other instruments (collectively, the "Security Instruments") as may be desired or required by Wells Fargo. In connection with the execution and delivery by the Company of the Credit Agreement and by the Company and its subsidiaries of the Security Instruments with respect to this proposed Permitted Facility, we hereby waive compliance by the Company and its subsidiaries with Section 4.11(c) of the Shareholders Rights Agreement prohibiting pledges of equity interests. Our waiver herein shall not be deemed to be or construed as a continuing waiver of Section 4.11(c). Furthermore, the waiver provided herein shall not be and shall not be deemed a waiver of any other covenant or obligation under the Shareholders Rights Agreement.

                                        Yours truly.
                                        OCM GW HOLDINGS, LLC

                                        By: OCM Principal Opportunities Fund
                                        III, L.P., its managing member

                                        By: OCM Principal Opportunities Fund III
                                        GP, LLC, its general partner

                                        By: Oaktree Capital Management, LLC, its
                                        managing member


                                        By: /s/ Richard J. Goldstein
                                           -------------------------
                                           Name:  Richard J. Goldstein
                                           Title:  Managing Director


                                        By: /s/ Richard Ting
                                            ----------------
                                            Name:  Richard Ting
                                            Title:  Vice President, Legal